EXHIBIT 10.54
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                                 AMENDMENT NO. 1
                                       TO
                             SECURED PROMISSORY NOTE
                                       OF
                           BRIDGELINE SOFTWARE, INC.


         This agreement (the "AGREEMENT") is made by and between Bridgeline Software, Inc., a Delaware corporation (the "COMPANY") and the holders of certain secured promissory notes (as defined below) of the Company, and modifies the terms of such notes in exchange for certain retroactive application of the interest rate under such notes as set forth below.

                              W I T N E S S E T H :

         WHEREAS, the Company has issued $2,800,000 of secured promissory notes in its April 2006 private financing (such secured promissory notes are collectively hereby referred to as the "NOTES"); and,

         WHEREAS, the Notes issued in the April 2006 private financing will mature on April 21, 2007; and,

         WHEREAS, each of the holders of the Notes have executed a Noteholder Agency Agreement (the "AGENCY AGREEMENT") with Joseph Gunnar & Co., LLC ("JGUN" or the "NOTEHOLDER AGENT"), wherein JGUN has been authorized by the Note holders to act in the place of such Note holders with respect to the Notes, including the exercise of all rights thereunder and the modification thereof; and,

         WHEREAS, the Company and the Noteholder Agent have agreed to extend the Maturity Date (as defined in the Notes) of the Notes and to defer the payment of interest on such Notes as set forth below; and,

         NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Noteholder Agent mutually agree and intend to be legally bound to the terms of this Agreement as follows:

         1. EXTENSION OF MATURITY DATE; NO PENALTY FOR EXTENSION. The Maturity Date (as defined in each of the Notes) is hereby extended to the earlier of June 21, 2007 or the date the Company closes a firm underwritten initial public offering ("IPO") of its common stock, par value $0.001 per share (the "EXTENDED MATURITY DATE"). The parties hereto further agree that the provisions of Section 5.C. of the Notes otherwise effective at the Maturity Date, shall, instead refer to and be effective upon the Extended Maturity Date.

         2. INTEREST RATE ADJUSTMENTS. The rate of interest on the Notes shall be as follows: (a) prior to the original Maturity Date of the Notes, the interest rate shall not be adjusted and

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shall remain as set forth in the Notes and all subsequent interest payments shall be deferred until the Extended Maturity Date; and (b) during the period of time between April 1, 2007 and the Extended Maturity Date, the Notes shall bear interest at the rate of 15% per annum and all subsequent interest payments due and payable under the Notes shall be deferred at the same interest rate until the Extended Maturity Date (the "INCREASED INTEREST RATE"). In the event the
Note is not repaid on the Extended Maturity Date in accordance with its terms and the terms set forth hereunder, the Notes will bear interest at the rate of 18% per annum, subject to the terms and provisions of the Notes. All interest on the Principal outstanding from and after January 1, 2007 (the date of the last scheduled quarterly interest payment time), including payment of 25% of the Principal, shall be accrued and payable on the Extended Maturity Date.

         3. All other provisions of the Notes not amended or modified herein shall continue to have their full force and effect.

         4. This Agreement may not be amended except in a written agreement executed by the Company and by the Note holders (or by the Noteholder Agent pursuant to the Agency Agreement).

         5. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

         6. This Agreement may be executed in counterparts, which when so executed shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of March 29, 2007.


BRIDGELINE SOFTWARE, INC.

By: /s/ Thomas Massie
    Thomas Massie, Chief Executive Officer


JOSEPH GUNNAR & CO., LLC ON BEHALF OF THE NOTE HOLDERS

By: /s/ Stephan A. Stein
    Stephan A. Stein, Chief Operating Officer


























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